UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2021, R.R. Donnelley & Sons Company, a Delaware corporation (the “Company”), closed the previously announced add-on offering by the Company of $50 million in aggregate principal amount of 6.125% Senior Secured Notes due 2026 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture (the “Original Indenture”), dated as of April 28, 2021, among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Collateral Agent”), as supplemented by Supplemental Indenture No. 1, dated as of May 10, 2021 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company, the Guarantors, solely for the purposes of Article III, Section 4.1, Section 4.7, Section 4.8 and Section 4.13 of the Supplemental Indenture, RRD Netherlands LLC, as specified pledgor, the Trustee and the Collateral Agent. The Notes were issued under the same Indenture pursuant to which, on April 28, 2021, the Company issued $400 million aggregate principal amount of 6.125% senior secured notes due 2026 (the “Initial Notes”). The Notes are treated as a single series with and have the same terms as the Initial Notes, except that the issue price differs.

The Company used the net proceeds from the offering to repay $50 million aggregate principal amount of the loans outstanding under the Company’s existing term loan B credit facility (the “Term Loan Facility”), with the remainder to be used for general corporate purposes.

The Notes will mature on November 1, 2026. Interest is payable on the Notes semi-annually in arrears at an annual rate of 6.125% on May 1 and November 1 of each year, beginning on November 1, 2021.

Guarantees

The Notes are fully and unconditionally guaranteed on a senior secured basis by the Company’s domestic, wholly-owned subsidiaries (collectively, the “Guarantors” and such guarantees, the “guarantees”) that guarantee the Term Loan Facility and its amended and restated senior secured asset-based revolving credit facility (the “ABL Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”).

Security

The Notes and the guarantees are secured by security interests (1) on a first-priority basis in all of the Company’s and the Guarantors’ assets securing the Term Loan Facility on a pari passu basis with the Term Loan Facility (such assets, other than the assets securing the ABL Credit Facility, the “Notes Priority Collateral”), and (2) on a second-priority basis in all of the Company’s and the Guarantors’ assets securing the ABL Credit Facility on a first-priority basis (the “ABL Priority Collateral” and, together with the Notes Priority Collateral, the “Collateral”), on a pari passu basis with the Term Loan Facility, in each case, other than any excluded assets, and are subject to intercreditor agreements.

Ranking

The Notes and the guarantees are the general senior secured obligations of the Company and the Guarantors and rank pari passu in right of payment with the Company’s and the Guarantors’ existing and future senior indebtedness, including the Senior Secured Credit Facilities and the Company’s existing senior notes and debentures (the “Existing Senior Notes”), are senior in right of payment to all future subordinated indebtedness of the Company and the Guarantors and are effectively senior to any existing and future unsecured indebtedness of the Company and the Guarantors’ (including the Existing Senior Notes) to the extent of the value of the Collateral. The Notes and the guarantees rank effectively equal to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a pari passu lien on the Collateral (including the Term Loan Facility), to the extent of the value of such assets, are effectively subordinated to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a prior lien on the Collateral (including the ABL Credit Facility), to the extent of the value of such assets, and are structurally subordinated to all of the existing and future indebtedness and other liabilities, including preferred stock, of existing and future subsidiaries of the Company that do not guarantee the Notes.

Redemption

Prior to November 1, 2023, the Company may, at its option, in whole or in part, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest, to, but excluding, the date of redemption. In addition, prior to November 1, 2023, the Company may, at its option, on any one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of the Notes at a redemption price equal to 106.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the date of redemption, with the net proceeds from certain equity offerings.

On or after November 1, 2023, the Company may, at its option, in whole or in part, or any one or more occasions, redeem the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, to, but excluding, the date of redemption, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Dates	Percentage
2023	103.063%
2024	101.531%
2025 and thereafter	100.000%

Upon a Change of Control, as defined in the Indenture, the Company is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date. If the Company sells certain assets, under certain circumstances, the Company will be required to use the net proceeds to offer to purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

Certain Covenants

The Indenture contains covenants that limit the ability of the Company and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock or similar equity securities; (ii) incur certain liens, (iii) redeem, purchase or retire subordinated debt; (iv) make certain investments; (v) create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries that are not Guarantors; (vi) enter into certain transactions with affiliates; (vii) merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of the Company’s assets; (viii) sell certain assets, including capital stock of the Company’s subsidiaries; (ix) designate the Company’s subsidiaries as unrestricted subsidiaries; and (x) pay dividends, redeem or repurchase capital stock or make other restricted payments.

Events of Default

The Indenture provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

Copies of the Original Indenture, the Notes and the Supplemental Indenture are attached hereto as Exhibit 4.1, Exhibit 4.2 and 4.3, respectively, and are incorporated herein by reference. The foregoing description of the Original Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Original Indenture, the Supplemental Indenture and the Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 28, 2021, among R.R. Donnelley & Sons Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as notes collateral agent (incorporated by reference to Exhibit 4.1 to R.R. Donnelley & Sons Company’s Current Report on Form 8-K filed on April 29, 2021).

4.2	Form of 6.125% Senior Secured Notes due 2026 (incorporated by reference to Exhibit 4.2 to R.R. Donnelley & Sons Company’s Current Report on Form 8-K filed on April 29, 2021).

4.3	Supplemental Indenture No. 1, dated as of May 10, 2021, among R.R. Donnelley & Sons Company, the subsidiary guarantors party thereto, solely for the purposes of Article III, Section 4.1, Section 4.7, Section 4.8 and Section 4.13 of Supplemental Indenture No. 1, RRD Netherlands LLC, as specified pledgor, and U.S. Bank National Association, as trustee and as notes collateral agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and Chief Financial Officer

Date: May 11, 2021

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